EXHIBIT 32.2

SECTION 1350 CERTIFICATION
OF CHIEF FINANCIAL OFFICER

In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended January 31, 2020, I, Colleen Zuhl, Senior Vice President and Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.this Form 10-Q for the period ended January 31, 2020 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in this Form 10-Q for the period ended January 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE:	March 9, 2020	/s/ Colleen Zuhl
Colleen Zuhl
Senior Vice President and Chief Financial Officer
(Principal financial and accounting officer)